UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2008
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras St., Suite 2400, New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)
(504) 587-7374
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)      Approval of Base Salary Increases
          On December 4, 2008, the Compensation Committee of the Board of Directors of Superior Energy Services, Inc. (the “Company”) approved increases to the base salaries of the Company’s named executive officers (as that term is defined in Item 402(a)(3) of Regulation S-K) effective January 1, 2009. The adjusted base salaries of the named executive officers will be as follows:

Recipient	Title	Salary
Terence E. Hall	Chairman, Chief Executive Officer	$825,000
Kenneth Blanchard	Chief Operating Officer, President	$490,000
Robert S. Taylor	Chief Financial Officer, Executive Vice President, Treasurer	$400,000
Alan P. Bernard	Senior Executive Vice President	$365,000
          Approval of 2009 Long-Term Incentive Awards
          On December 4, 2008, the Compensation Committee granted long-term incentive awards for 2009 to each of the Company’s named executive officers and other key employees of the Company under its stockholder approved 2005 Stock Incentive Plan (the “Plan”). These awards consisted of performance share units (“Units”), non-qualified stock options and shares of restricted stock.
          The Units allow participants to earn from $0 to $200 per Unit, as determined by the Company’s achievement of certain performance measures. The two performance measures applicable to all participants are the Company’s return on invested capital and total shareholder return relative to those of the Company’s pre-defined “peer group.” The performance period for the Units runs from January 1, 2009 through December 31, 2011. The Units provide for settlement in cash or up to 50% in equivalent value in Company common stock, if the participant has met specified continued service requirements.
          The non-qualified stock options grant the optionee the right to purchase a stated number of shares of the Company’s common stock at an exercise price of $12.86 per share, which represents the fair market value of the Company’s common stock based on the closing price of the Company’s common stock on December 4, 2008. These options will be exercisable in equal annual installments beginning on December 31, 2009 for three consecutive years, and will expire on the tenth anniversary of the date of grant.
          The restricted stock entitles the holder to all rights of a shareholder of the Company with respect to the restricted stock, including the right to vote the shares and receive all dividends and other distributions declared thereon. The restrictions on the shares of restricted stock will lapse in equal annual installments beginning on January 1, 2010 for three consecutive years.

          Awards of the Units, non-qualified stock options and shares of restricted stock to the Company’s named executive officers were granted in the following amounts:

	Performance	Non-Qualified	Shares of
Recipient	Share Units	Stock Options	Restricted Stock
Terence E. Hall	16,500.00	135,914	64,152
Kenneth Blanchard	6,737.50	55,498	26,196
Robert S. Taylor	5,000.00	41,186	19,440
A. Patrick Bernard	4,106.25	33,824	15,965
          Amendments to Outstanding Stock Options
          On December 4, 2008, the Compensation Committee also approved amendments to all outstanding stock option awards granted under the Company stock incentive plans to (i) provide immediate vesting of the stock options upon a recipient’s termination of employment due to death and disability, and, if approved by the Committee, upon retirement and termination of employment by the Company without cause, (ii) make the period during which stock options can be exercised following termination of employment due to death, disability and retirement consistent among all option agreements by providing that the recipient has until the end of the original term of the stock stock option to exercise, and (iii) extend the time during which the stock option may be exercised following a termination by the Company without cause or a termination without cause within one year following a change of control to five years following the termination, but in no event later than ten years following the date of grant.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: December 10, 2008